Exhibit 99.2

Sally Holding LLC

Sally Capital Inc.

NOTICE OF GUARANTEED DELIVERY

With Respect to the Tender for Exchange of

Registered 6.875% Senior Notes due 2019

for Outstanding 6.875% Senior Notes due 2019

Pursuant to the Prospectus Dated            , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

, 2012, UNLESS EXTENDED (THE “EXPIRATION DATE”).  TENDERS MAY BE

WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

As set forth in the Letter of Transmittal (the “Letter of Transmittal”) accompanying the Prospectus dated                 , 2012 (the “Prospectus”) of Sally Holdings LLC, a Delaware limited liability company, and Sally Capital Inc., a Delaware corporation (together, the “Issuers”), this Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Issuers’ offer to exchange the 6.875% Senior Notes due 2019, the issuance of which has been registered under the Securities Act of 1933, as amended, for any and all of the outstanding unregistered 6.875% Senior Notes due 2019 (the “Old Notes”) if the tendering holder of Old Notes cannot, prior to 5:00 p.m., New York City time, on the Expiration Date (i) deliver the Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (as defined below) or (ii) deliver a confirmation of the book-entry tender of its Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and otherwise complete the procedures for book-entry transfer.  If required, this Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) as set forth below.

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
PO Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 55479

In Person by Hand Only:	By Facsimile:

WELLS FARGO BANK, N.A.	(For Eligible Institutions only):
12th Floor — Northstar East Building	fax. (612) 667-6282
Corporate Trust Operations	Attn. Bondholder Communications
608 Second Avenue South
Minneapolis, MN 55479	For Information or Confirmation by
Telephone: (800) 344-5128, Option 0
Attn. Bondholder Communications

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For any questions regarding this Notice of Guaranteed Delivery or for any additional information, please contact the Exchange Agent by telephone at (800) 344-5128.

This form is not to be used to guarantee signatures.  If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures.

All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

Capacity

Principal Amount of Old Notes Tendered

Date

Address

Area Code and Telephone Number

If Old Notes will be delivered by book-entry transfer, provide the account number at The Depository Trust Company below:

Depository Account No.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes tendered hereby exactly as their name(s) appear on the certificates for such Old Notes or on a security position listing such holder(s) as the owner(s) of such Old Notes, or by person(s) authorized to become registered holder(s) of such Old Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by the Issuers, submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person’s authority to so act.  See Instruction 2.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC as described in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

Area Code and Telephone Number	Title

Date

DO NOT SEND OLD NOTES WITH THIS FORM.  ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.             Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.  The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders.  The delivery will be deemed made only when actually received or confirmed by the Exchange Agent.  As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service.  In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

2.             Signatures on this Notice of Guaranteed Delivery.  If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for such Old Notes without any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the holder of such Old Notes, the signature must correspond exactly with the name shown on the security position listing as the holder of such Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Old Notes or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuers, submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person’s authority to so act.

3.             Requests for Assistance or Additional Copies.  Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover hereof.

Wells Fargo Bank, National Association,

as Exchange Agent

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
PO Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 55479

In Person by Hand Only:	By Facsimile:

WELLS FARGO BANK, N.A.	(For Eligible Institutions only):
12th Floor — Northstar East Building	fax. (612) 667-6282
Corporate Trust Operations	Attn. Bondholder Communications
608 Second Avenue South
Minneapolis, MN 55479	For Information or Confirmation by
Telephone: (800) 344-5128, Option 0
Attn. Bondholder Communications